UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2017

DONALDSON COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1400 West 94th Street, Minneapolis, MN 55431
(Address of principal executive offices) (Zip Code)

(952) 887-3131
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Explanatory Note
On July 24, 2017, Donaldson Company, Inc. filed a Form 8-K in connection with the Company’s amendment of its credit facility (the “Original Filing”).  The descriptions contained in Items 1.01 and 2.03 of the Original Filing transposed the dollar amounts of the accordion feature and the term loan, and included an inaccurate date for the maturity of the term loan. The sole purpose of this Current Report on Form 8-K/A is to correct these errors in Items 1.01 and 2.03. There are no other changes to the information contained in the Original Filing.

Item 1.01. Entry into a Material Definitive Agreement.

On July 21, 2017, Donaldson Company, Inc. (the “Company”) entered into a Second Amendment (the “Amendment”), dated as of July 21, 2017, to Credit Agreement, dated as of December 7, 2012, among the Company, each of the lenders from time to time parties to the Credit Agreement (the “Lenders”) and Wells Fargo National Association, as administrative agent for the Lenders and issuer of letters of credit.
The Amendment increases the borrowing availability under the credit facility to $500 million, and extends the maturity date of the credit facility to July 21, 2022.  The amended facility also has an accordion feature that allows the Company to increase the commitment under the facility up to $250 million under certain conditions.  Finally, the facility includes a $50 million term loan due July 21, 2020.
Wells Fargo Bank, National Association and certain other Lenders have provided, from time to time, and may continue to provide, commercial banking, lending, investment, transfer agent, institutional trust, foreign exchange and other services to the Company, including letters of credit, depository and account processing services, for which the Company has paid and intends to pay customary fees.
The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on From 8-K, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As described under Item 1.01 of this Current Report on Form 8-K, on July 21, 2017, the Company entered into an amendment to its committed, unsecured, revolving credit facility. The amended facility also has an accordion feature that allows the Company to increase the commitment under the facility up to $250 million under certain conditions.  Finally, the facility includes a $50 million term loan due July 21, 2020.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1
Second Amendment, dated as of July 21, 2017, to Credit Agreement, dated as of December 7, 2012, among the Company, each of the lenders from time to time parties to the Credit Agreement (the “Lenders”) and Wells Fargo National Association, as administrative agent for the Lenders and issuer of letters of credit.

EXHIBIT INDEX

Exhibit No.	Description
10.1
Second Amendment, dated as of July 21, 2017, to Credit Agreement, dated as of December 7, 2012, among the Company, each of the lenders from time to time parties to the Credit Agreement (the “Lenders”) and Wells Fargo National Association, as administrative agent for the Lenders and issuer of letters of credit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DONALDSON COMPANY, INC.

Date:	July 24, 2017	By:	/s/ Amy C. Becker
Amy C. Becker Vice President, General Counsel and Secretary